Exhibit 10.1

INCREASE JOINDER, dated as of November 1, 2010 (this "Increase Joinder"), among PRESTIGE BRANDS, INC., a Delaware corporation (the "Borrower"), PRESTIGE BRANDS HOLDINGS, INC., a Delaware corporation (the "Parent"), BANK OF AMERICA, N.A. ("Bank of America"), as administrative agent for the Lenders and the Issuers and collateral agent for the Secured Parties (in such capacities, the "Administrative Agent") and as a Lender of the Incremental Term Loans and Additional Revolving Commitments (each as defined below), DEUTSCHE BANK SECURITIES INC. ("DBSI"), as syndication agent (in such capacity, the "Syndication Agent") and as a Lender of the Additional Revolving Commitments (Bank of America and DBSI in their capacities as Lenders of Incremental Term Loans and/or Additional Revolving Commitments, the "Increase Lenders", BANK OF AMERICA SECURITIES LLC ("BAS") and DEUTSCHE BANK SECURITIES INC. ("DBSI" and together with BAS, the "Arrangers") to the Credit Agreement dated as of March 24, 2010 (as amended, supplemented, amended and restated or otherwise modified from time to time) (the Credit Agreement) among the Borrower, the Parent, the Administrative Agent, the Syndication Agent and the Lenders and Issuers party thereto. Capitalized terms used and not otherwise defined herein shall have the meanings assigned to them in the Credit Agreement.
WHEREAS, the Borrower has requested (a) the borrowing of $115,000,000 of Incremental Term Loans and (b) an increase of $10,000,000 of Revolving Credit Commitments (the "Additional Revolving Commitments"and, together with the Incremental Term Loans described in (a), the "Facilities Increase") (i) to pay a portion of the purchase price necessary to consummate the acquisition (the "Blacksmith Acquisition") of Blacksmith Brands Holdings, Inc. ("Blacksmith"), (ii) to pay related fees and expenses on or prior to the date the Blacksmith Acquisition is consummated and (iii) for general corporate purposes, including additional acquisitions; and
WHEREAS, the Increase Lenders party hereto have agreed to make the Incremental Term Loans and Additional Revolving Commitments to the Borrower on the terms set forth herein.
NOW, THEREFORE, in consideration of the premises and covenants contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound hereby, agree as follows:
Section 1.    Increase Joinder. Each Increase Lender committed to an Incremental Term Loan or Additional Revolving Commitment as set forth in Schedule 1 hereto severally agrees (i) that it shall be considered a Lender for all purposes under the Loan Documents and agrees to be bound by the terms thereof, (ii) as to any Increase Lender which is to make Incremental Term Loans, to make its pro rata portion of the Incremental Term Loans to the Borrower in the aggregate amount set forth in the Notice of Borrowing for Incremental Term Loans delivered to the Administrative Agent in accordance with the Credit Agreement and (iii) as to any Increase Lender which is to make Additional Revolving Commitments, to make available its pro rata portion of the Additional Revolving Commitments to the Borrower in the aggregate amount set forth on Schedule I on the Facilities Increase Date. The terms and provisions of the Incremental Term Loans shall, except as set forth below, be identical to the Term Loans made on the Closing Date (the "Existing Term Loans"). The terms and provisions of the Additional Revolving Commitments shall be identical to the Revolving Credit Commitments. The aggregate amount of the Incremental Term Loans made under this Increase Joinder shall not exceed $115,000,000. The aggregate amount of the Additional Revolving Commitments made under this Increase Joinder shall not exceed $10,000,000. The Borrower shall use the proceeds of the Incremental Term Loans and Additional Revolving Commitments as set forth in the first recital to this Increase Joinder.

After giving effect to the Incremental Term Loans to be made pursuant to this Increase Joinder and the repayments and prepayments prior to the date hereof of the Existing Term Loans, the schedule of repayments under Section 2.6(b) of the Credit Agreement (including both Existing Term Loans and Incremental Term Loans) shall be as follows (without giving effect to any further prepayments after the date hereof):

12/31/2011	$658,629.44
3/31/2012	$658,629.44
6/30/2012	$658,629.44
9/30/2012	$658,629.44
12/31/2012	$658,629.44
3/31/2013	$658,629.44
6/30/2013	$658,629.44
9/30/2013	$658,629.44
12/31/2013	$658,629.44
3/31/2014	$658,629.44
6/30/2014	$658,629.44
9/30/2014	$658,629.44
12/31/2014	$658,629.44
3/31/2015	$658,629.44
6/30/2015	$658,629.44
9/30/2015	$658,629.44
12/31/2015	$658,629.44
Term Loan Maturity Date	$248,303,299.52

Section 2.    Representations and Warranties. The Loan Parties represent and warrant to the Increase Lenders as of the date hereof and the Facilities Increase Date (before and after giving effect to the Facilities Increase) that:
(a)the representations and warranties set forth in Article IV (Representations and Warranties) of the Credit Agreement and in the other Loan Documents are true and correct in all material respects on the date hereof and the Facilities Increase Date, except to the extent such representations and warranties expressly relate to an earlier date, in which case such representations and warranties were true and correct in all material respects as of such earlier date;
(b)no Default or Event of Default shall have occurred and be continuing; and
(c)the execution, delivery, performance or effectiveness of this Increase Joinder will not: (a) impair the validity, effectiveness or priority of the Liens granted pursuant to any Loan Document, and such Liens continue unimpaired with the same priority to secure repayment of all of the applicable Obligations, whether heretofore or hereafter incurred, or (b) require that any new filings be made or other action taken to perfect or to maintain the perfection of such Liens.

Section 3    Conditions to Effectiveness. This Increase Joinder shall become effective on the date (the "Facilities Increase Date") on which each of the following conditions is satisfied or waived:
(a)    Certain Documents. The Administrative Agent shall have received on or prior to the
Facilities Increase Date each of the following, each dated the Facilities Increase Date unless otherwise indicated or agreed to by the Administrative Agent and each in form and substance satisfactory to the Administrative Agent:

(i)this Increase Joinder executed by the Increase Lenders and the other parties hereto;
(ii)certified copies of resolutions of the board of directors of each Loan Party approving the execution, delivery and performance of this Increase Joinder and the other documents to be executed in connection herewith;
(iii)one or more Guaranty Supplements executed by Blacksmith and each of its Subsidiaries substantially in the form of Exhibit A to the Guaranty pursuant to Section 7.11(a) of the Credit Agreement;
(iv)one or more Joinder Agreements substantially in the form of Annex 2 to the Pledge and Security Agreement executed by Blacksmith and all of Blacksmith's Subsidiaries pursuant to Section 7.10 of the Pledge and Security Agreement and Section 7.11(b) of the Credit Agreement;
(v)all certificates, instruments and other documents representing all Pledged Stock, Pledged Debt Instruments and all other Stock, Stock Equivalents and other debt Securities being pledged pursuant to Pledge Amendments and Joinder Agreements executed pursuant to clauses (iv) and (v) above, together with (i) in the case of certificated Pledged Stock and other certificated Stock and Stock Equivalents, undated stock powers endorsed in blank and (ii) in the case of Pledged Debt Instruments and other certificated debt Securities, endorsed in blank, in each case executed and delivered by a Responsible Officer of the relevant Loan Party or Subsidiary thereof, as the case may be;
(vi)evidence satisfactory to each of the Administrative Agent and the Syndication Agent that, upon the filing and recording of instruments delivered on the Facilities Increase Date, the property that is to become Collateral after delivery of the Pledge Amendments and Joinder Agreements executed pursuant to clauses (iv) and (v) above shall be subject to the Requisite Priority Liens (subject to Liens permitted under the Credit Agreement), including (x) such documents duly executed by each Loan Party, Blacksmith or any of its Subsidiaries as each of the Administrative Agent and the Syndication Agent may request with respect to the perfection of the Requisite Priority Liens in such Collateral (including financing statements under the UCC, short-form security agreements relating to patents, trademarks and registered copyrights in the United States suitable for filing with the United States Patent and Trademark Office, the United States Copyright Office, as the case may be, and other applicable documents under the laws of any jurisdiction with respect to the perfection of Liens created by the Pledge and Security Agreement) and (y) copies of UCC search reports as of a recent date listing all effective financing statements that name Blacksmith or and of its Subsidiaries as debtor, together with copies of such financing statements, none of which shall cover the Collateral except for those that shall be terminated on the Facilities Increase Date or are otherwise permitted under the Credit Agreement;

(vii)    any Deposit Account Control Agreements set forth on Schedule 6 to the Joinder Agreement executed pursuant to clause (v) above, duly executed by the corresponding depositary bank and Loan Party;
(viii)    the articles or certificates of incorporation, certificates of good standing and secretary's certificates described in Section 3.1(a)(vii) and (viii) of the Credit Agreement relating to Blacksmith and each of its Subsidiaries;
(ix)    a certificate of a Responsible Officer of the Parent to the effect that each of the conditions set forth in Section 3.3 (Conditions Precedent to Each Facilities Increase) and this Section 3 have been satisfied;
(x)     a favorable opinion of Alston & Bird LLP, counsel to the Loan Parties, in form and substance satisfactory to the Administrative Agent, addressed to the Agents and the Lenders and addressing such other matters as any Lender through any Agent may reasonably request; and
(xi)    such other document as the Administrative Agent may reasonably request or as any Lender participating in the Facilities Increase may require as a condition to its commitment in the Facilities Increase.
(b)    Fees and Expenses Paid. There shall have been paid to the Administrative Agent, for the account of the Administrative Agent and the Lenders (including any Increase Lender), as applicable, all fees and expenses (including reasonable fees and expenses of counsel) due and payable on or before the Facilities Increase Date (including all such fees described in the Fee Letters).
(c)    Acquisition. The Blacksmith Acquisition shall be consummated concurrently herewith.
(d)    Senior Notes. The Borrower shall have issued, or shall concurrently issue, $100,000,000 of 8.25% Senior Notes due 2018 under the Indenture dated as of March 24, 2010, as supplemented on the date hereof, by and among the Borrower, each Guarantor party thereto and U.S. Bank National Association, as trustee.
(e)    Conditions to Each Loan and Letter of Credit. (i) The conditions precedent set forth in Section 3.2 of the Credit Agreement (Conditions Precedent to Each Loan and Letter of Credit) shall have been satisfied both before and after giving effect to the Facilities Increase, (ii) the Facilities Increase is on the terms and conditions set forth in Section 2.1(c)(i) of the Credit Agreement (Facilities Increase) and (iii) the Borrower and the Parent shall be in compliance with Article V of the Credit Agreement (Financial Covenants) on the Facilities Increase Date for the most recently ended Fiscal Quarter on a pro forma basis both before and after giving effect to the Facilities Increase.
(f)    Upfront Fees. Each Increase Lender shall have received an upfront fee equal to 0.50% of (i) the Incremental Term Loans funded by such Increase Lender and (ii) the Additional Revolving Commitments committed to by such Increase Lender hereunder.  The Administrative Agent may net such upfront fees against the proceeds of the Incremental Term Loans to the Borrower.
(g)    Payoff. The Administrative Agent shall have received (i) a pay-off letter in form and substance reasonably satisfactory to the Administrative Agent with respect to all outstanding indebtedness of Blacksmith and its Subsidiaries under that certain Credit Agreement, dated as of

October 29, 2009, among Blacksmith, Blacksmith Brands, Inc., the lending institutions from time to time party thereto, Keybank National Association, as the administrative agent, and Ares Capital Corporation, as Collateral Agent and (ii) such UCC termination statements, mortgage releases, releases of assignments of leases and rents, releases of security interests in Intellectual Property (as defined in the Pledge and Security Agreement) and other instruments, in each case in proper form for recording, as the Administrative Agent shall have reasonably requested to release and terminate of record the Liens granted pursuant to that certain Security Pledge Agreement, dated as of October 29, 2009, among Blacksmith, Blacksmith Brands, Inc. and Ares Capital Corporation, as collateral agent, or authorization from Ares Capital Corporation for the Administrative Agent to file such statements, releases or other instruments.
Section 4.    Expenses. Borrower agrees to reimburse the Administrative Agent for its and the other Agents' reasonable out-of-pocket expenses incurred by them in connection with this Increase Joinder, including the reasonable fees, charges and disbursements of Cahill Gordon & Reindel LLP, counsel for the Agents.
Section 5.    Counterparts. This Increase Joinder may be executed in any number of counterparts and by different parties hereto on separate counterparts, each of which when so executed and delivered shall be deemed to be an original, but all of which when taken together shall constitute a single instrument. Delivery of an executed counterpart of a signature page of this Increase Joinder by facsimile transmission or by email in Adobe ".pdf" format shall be effective as delivery of a manually executed counterpart hereof.
Section 6.    Applicable Law. THIS AGREEMENT SHALL BE GOVERNED BY, CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.
Section 7.    Headings. The headings of this Increase Joinder are for purposes of reference only and shall not limit or otherwise affect the meaning hereof.
Section 8.    Effect of Increase Joinder. Except as expressly set forth herein, this Increase Joinder shall not alter, modify, amend or in any way affect any of the terms, conditions, obligations, covenants or agreements contained in the Credit Agreement or any other provision of the Credit Agreement or any other Loan Document, all of which are ratified and affirmed in all respects and shall continue in full force and effect. As of the Facilities Increase Date, each reference in the Credit Agreement to "this Agreement", "hereunder", "hereof", "herein", or words of like import, and each reference in the other Loan Documents to the Credit Agreement (including, without limitation, by means of words like "thereunder", "thereof" and words of like import), shall mean and be a reference to the Credit Agreement as amended hereby, and this Increase Joinder and the Credit Agreement shall be read together and construed as a single instrument. This Increase Joinder shall constitute a Loan Document.
Section 9.    Acknowledgment and Affirmation. Each of the Borrower and each Subsidiary Guarantor hereby (i) expressly acknowledges the terms of the Credit Agreement as amended hereby, (ii) ratifies and affirms after giving effect to this Increase Joinder its obligations under the Loan Documents (including guarantees and security agreements) executed by the Borrower and/or such Subsidiary Guarantor and (iii) after giving effect to this Increase Joinder, acknowledges renews and extends its continued liability under all such Loan Documents and agrees such Loan Documents remain in full force and effect.

Section 10.    Roles. It is agreed that (i) Bank of America Securities LLC will act as "left lead bookrunner" and joint lead arranger for the Facilities Increase and (ii) Deutsche Bank Securities Inc. will act as joint lead arranger and joint bookrunner for the Facilities Increase.
[signature pages follow]

IN WITNESS WHEREOF, the parties hereto have caused this Increase Joinder to be duly executed as of the date first above written.

PRESTIGE BRANDS, INC.
By: /s/Peter J. Anderson
Name: Peter J. Anderson
Title: Chief Financial Officer

PRESTIGE BRANDS HOLDINGS, INC.
PRESTIGE PERSONAL CARE HOLDINGS, INC.
PRESTIGE PERSONAL CARE, INC.
PRESTIGE SERVICES CORP.
PRESTIGE BRANDS HOLDINGS, INC.
PRESTIGE BRANDS INTERNATIONAL, INC.
MEDTECH HOLDINGS, INC.
MEDTECH PRODUCTSINC.
THE CUTEX COMPANY
THE DENOREX COMPANY
THE SPIC AND SPAN COMPANY

By: /s/ Peter J. Anderson
Name: Peter J. Anderson
Title: Chief Financial Officer

BANK OF AMERICA, N.A.,
as Administrative Agent and an Increase Lender
By: /s/ J. Casey Cosgrove
Name: J. Casey Cosgrove
Title: Senior Vice President

DEUTSCHE BANK SECURITIES INC.
as Syndication Agent
By: /s/ David Lynch
Name: David Lynch
Title: Managing Director
By: / s/ Edwin E. Roland
Name: Edwin Roland
Title: Managing Director

DEUTSCHE BANK TRUST COMPANY AMERICAS,
as an Increase Lender
By: /s/ Scottye Lindsey
Name: Scottye Lindsey
Title: Director

By: /s/ Carin Keegan
Name: Carin Keegan
Title: Director

SCHEDULE I

INCREMENTAL TERM LOAN ALLOCATIONS

Increase Lender	Incremental Term Loans
Bank of America, N.A.	$115,000,000

ADDITIONAL REVOLVING COMMITMENT ALLOCATIONS

Increase Lender	Additional Revolving Commitments
Bank of America, N.A.	$6,000,000
Deutsche Bank Trust Company Americas	$4,000,000